As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

BROADWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	3240 S. Central Avenue Cicero, IL 60804	88-0409160
(State or other jurisdiction of	(Address of Principal Executive Offices)	(IRS Employer Identification No.)
Incorporation or organization)

Broadwind, Inc. Employees’ 401(k) Plan

(Full title of the plan)

Eric B. Blashford

President, Chief Executive Officer, and Interim Chief Financial Officer

Broadwind, Inc.

3240 S. Central Avenue

Cicero, Illinois 60804

Telephone: (708) 780-4800

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Michele C. Kloeppel, Esq.

Thompson Coburn LLP

One U.S. Bank Plaza

St. Louis, Missouri 63101

Telephone: (314) 552-6000

Facsimile: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)(3)	Proposed maximum offering price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common stock, par value $0.001 per share	600,000	$3.17	$1,902,000	$176.32
Series A Junior Participating Preferred Share Purchase Rights	(5)	(5)	(5)	(5)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests of Broadwind, Inc., a Delaware corporation (the “Registrant”), to be offered or sold pursuant to the Broadwind, Inc. Employees’ 401(k) Plan (the “Plan”). In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

(2) Represents the Registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”), underlying the Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) This Registration Statement is being filed by the Company to register 600,000 additional shares issuable under the Plan (the “Additional Shares”). The Additional Shares are being registered in addition to the Common Stock previously registered for issuance under the Plan by registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2018 (File No. 333-223260), February 26, 2019 (File No. 333-229875) and October 29, 2019 (File No. 333-234361) (collectively, the “Prior Registration Statements”).

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, using the average of the high and low prices as reported on the Nasdaq Capital Market on November 4, 2021.

(5) The Series A Junior Participating Preferred Share Purchase Rights (the “Series A Rights”) are initially carried with the shares of Common Stock. The value attributable to such rights, if any, is reflected in the market price of the shares of Common Stock.

Pursuant to Rule 429 under the Securities Act, the prospectus referred to herein is combined with and relates to the Prior Registration Statements.

EXPLANATORY NOTE

The undersigned Registrant hereby files this Registration Statement to register the Additional Shares for issuance to participants under the Plan. The Additional Shares are in addition to the Common Stock previously registered for issuance on the Prior Registration Statements.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)         The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed February 25, 2021;

(b)         The Plan’s Annual Report on Form 11-K for the year ended December 31, 2019, filed June 26, 2020;

(c)         The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and November 10, 2021 respectively;

(d)         The Registrant’s Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto), filed March 9, 2021, May 5, 2021, May 7, 2021, May 27, 2021, August 6, 2021 and September 9, 2021, respectively;

(e)         The description of the Common Stock as set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on April 8, 2009 (File No. 001-34278) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and

(f)         The description of the Series A Rights as set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on February 13, 2013 (File No. 001-34278), Form 8-A/A filed with the SEC on February 8, 2016 (File No. 001-34278) and Form 8-A/A filed with the SEC on February 12, 2019 (File No. 001-34278) pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 8. Exhibits.

See Exhibit Index.

Exhibit Index

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008).
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 23, 2012).
4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 6, 2020).
4.4	Third Amended and Restated Bylaws of the Registrant, adopted as of May 4, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed May 6, 2020).
4.5

Section 382 Rights Agreement dated as of February 12, 2013 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8‑A filed February 13, 2013).

4.6

First Amendment to Section 382 Rights Agreement dated as of February 5, 2016 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 8, 2016).

4.7

Second Amendment to Section 382 Rights Agreement dated as of February 7, 2019 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 12, 2019).

4.8

Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A filed February 13, 2013).

5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.
23.1*	Consent of RSM US LLP.
23.2*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (set forth on signature page hereto).

* Filed herewith.

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K with respect to the Plan, the Registrant hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cicero, State of Illinois on November 10, 2021.

BROADWIND, INC.

By: /s/ Eric B. Blashford

Eric B. Blashford

President, Chief Executive Officer and Interim Chief Financial Officer

(Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby severally and individually constitute and appoint Eric B. Blashford (with full power to act alone and with full power of substitution and re-substitution), lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments that said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Eric B. Blashford	President, Chief Executive Officer,	November 10, 2021
Eric B. Blashford	Interim Chief Financial Officer
and Director
(Principal Executive Officer and
Principal Financial Officer)

/s/ Stephanie K. Kushner	Chairman of the Board	November 10, 2021
Stephanie K. Kushner

/s/ Philip J. Christman	Director	November 10, 2021
Philip J. Christman

/s/ David P. Reiland	Director	November 10, 2021
David P. Reiland

/s/ Thomas A. Wagner	Director	November 10, 2021
Thomas A. Wagner

/s/ Cary B. Wood	Director	November 10, 2021
Cary B. Wood

Pursuant to the requirements of the Securities Act, the trustee (or other person who administers the Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cicero, State of Illinois, on November 10, 2021.

BROADWIND, INC. EMPLOYEES’ 401(K) PLAN

By:/s/ Thomas A. Ciccone

Name: Thomas A. Ciccone

Title: Plan Administrator